Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Robert E. Lowder and Sarah H. Moore, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 15, 2008,

/s/ Robert E. Lowder Robert E. Lowder	Chairman of the Board, Chief Executive Officer and President

/s/ Lewis E. Beville Lewis E. Beville	Director

/s/ Augustus K. Clements, III Augustus K. Clements, III	Director

/s/ Robert S. Craft Robert S. Craft	Director

/s/ Patrick F. Dye Patrick F. Dye	Director

/s/ Hubert L. Harris, Jr. Hubert L. Harris, Jr.	Director

/s/ Clinton O. Holdbrooks Clinton O. Holdbrooks	Director

/s/ Deborah L. Linden Deborah L. Linden	Director

/s/ John Ed Mathison John Ed Mathison	Director

/s/ Milton E. McGregor Milton E. McGregor	Director

/s/ John C. H. Miller, Jr. John C. H. Miller, Jr.	Director

/s/ Joe D. Mussafer Joe D. Mussafer	Director

/s/ William E. Powell, III William E. Powell, III	Director

/s/ James W. Rane James W. Rane	Director

/s/ Simuel Sippial Simuel Sippial, Jr.	Director

/s/ Edward V. Welch Edward V. Welch	Director

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